Exhibit 99.1

FOR IMMEDIATE RELEASE
Jones Apparel Group, Inc.

Contacts:	Wesley R. Card, Chief Operating Officer
Efthimios P. Sotos, Chief Financial Officer
(212) 703-9152

Jones Apparel Group, Inc.
Announces Exploration of Possible Sale

New York, New York - March 21, 2006 - Jones Apparel Group, Inc. (NYSE: JNY; the “Company” and “Jones”) announced today that its Board of Directors is exploring a possible sale of the Company. Jones said there can be no assurance that any sale transaction will occur. The Company has retained Goldman, Sachs & Co. as its financial advisor to assist in this process. The Company also announced that, contrary to recent press reports, the Company is not currently considering the divestiture of any of its businesses or divisions.

The Company also stated that it does not expect to disclose developments with respect to the exploration of a possible sale unless and until its Board of Directors has approved a definitive transaction or a decision not to proceed with a sale of the Company is made.

Jones Apparel Group, Inc. (http://www.jny.com), a Fortune 500 company, is a leading designer, marketer and wholesaler of branded apparel, footwear and accessories. We also market directly to consumers through our chain of specialty retail and value-based stores, and operate the Barneys New York chain of luxury stores. Our nationally recognized brands include Jones New York, Evan-Picone, Norton McNaughton, Gloria Vanderbilt, Erika, l.e.i., Energie, Nine West, Easy Spirit, Enzo Angiolini, Bandolino, Joan & David, Mootsies Tootsies, Sam & Libby, Napier, Judith Jack, Kasper, Anne Klein, Albert Nipon, Le Suit and Barneys New York. The Company also markets costume jewelry under the Givenchy brand licensed from Givenchy Corporation and footwear under the Dockers Women brand licensed from Levi Strauss & Co. Each brand is differentiated by its own distinctive styling, pricing strategy, distribution channel and target consumer. We primarily contract for the manufacture of our products through a worldwide network of quality manufacturers. We have capitalized on our nationally known brand names by entering into various licenses for several of our trademarks, including Jones New York, Evan-Picone, Anne Klein New York, Nine West, Gloria Vanderbilt and l.e.i., with select manufacturers of women’s and men’s products which we do not manufacture. For more than 30 years, we have built a reputation for excellence in product quality and value, and in operational execution.

Certain statements contained herein are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the Company’s expected plans are forward-looking statements and include statements related to the engagement of a financial advisor and the Company’s decision to explore a possible sale of the Company. The words “believes,” “expect,” “plans,” “intends,” “anticipates” and similar expressions identify forward-looking statements. Forward-looking statements also include representations of the Company’s expectations or beliefs concerning future events that involves risks and uncertainties, including the Company’s ability to successfully implement a strategic alternative, the decision by the Company to explore one or more strategic alternatives, whether the strategic alternatives could result in enhanced shareholder value, whether the engagement of Goldman, Sachs & Co. can result in a strategic alternative for the Company and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission.

A further description of these risks and uncertainties and other important factors that could cause actual results to differ materially from the Company’s expectations can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, including, but not limited to, the Statement Regarding Forward-Looking Disclosure and Item 1A – Risk Factors therein, and in the Company’s other filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, such expectations may prove to be incorrect. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

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